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Notice of Guaranteed Delivery
for
Tender of Shares of Common Stock
of
TCSI Corporation
to
Rocket Acquisition Sub, Inc.,
a wholly owned subsidiary of
Rocket Software, Inc.

(not to be used for signature guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, BOSTON TIME, ON WEDNESDAY, DECEMBER 18, 2002, UNLESS THE OFFER IS EXTENDED.

        This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates") representing shares of common stock, par value $0.10 per share ("Shares"), of TCSI Corporation, a Nevada corporation, are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to EquiServe Trust Company, N.A., the depositary for the Offer (the "Depositary"), or (iii) if the procedures for book-entry transfer cannot be completed on a timely basis. This form may be delivered by hand to the Depositary or transmitted by facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in Rocket Acquisition Sub, Inc.'s Offer to Purchase, dated November 19, 2002 (the "Offer to Purchase")). See Section 2 of the Offer to Purchase.

The Depositary for the Offer is:

EquiServe Trust Company, N.A.

BY MAIL: EquiServe Trust Corporate Actions Post Office Box 43014 Providence, RI 02940-3014	BY FACSIMILE TRANSMISSION: (For Eligible Institutions Only) (781) 575-2901 CONFIRM FACSIMILE BY TELEPHONE: (781) 575-3120 (For Confirmation Only)	BY HAND: Securities Transfer and Reporting c/o EquiServe Trust 100 Williams Street, Galleria New York, NY 10038
BY OVERNIGHT COURIER: EquiServeTrust Attn: Corporate Actions 150 Royall Street Canton, MA 02021

        Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile to a number other than as set forth above will not constitute a valid delivery to the Depositary.

        This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal for the Offer is required to be guaranteed by an "Eligible Institution" (as defined in the Offer to Purchase) under the Instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on such Letter of Transmittal.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in the Offer to Purchase) and shares to the Depositary in the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

        The guarantee on the following pages must be completed.

Ladies and Gentlemen:

        The undersigned hereby tenders to Rocket Acquisition Sub, Inc., a Nevada corporation (the "Purchaser") and a wholly owned subsidiary of Rocket Software, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.

Number of Shares:
Certificate Nos. (if available):
(Check box if Shares will be tendered by book-entry transfer) ☐ The Depository Trust Company
Account Number
Dated
Name(s) of Record Holder(s):

Please Print
Address(es):
(Zip Code)
Daytime Area Code and Tel. No.:
Signature(s):

GUARANTEE
(not to be used for signature guarantee)

        The undersigned, a firm that is a participant in the Security Transfer Agent's Medallion Program or Nasdaq Stock Market Guarantee Program or the Stock Exchange Medallion Program or an "eligible guarantor institution", as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered herewith, in proper form for transfer, or a Book-Entry Confirmation (as defined in Section 2 of the Offer to Purchase) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal for the Offer (or a facsimile copy of it), with any required signature guarantees, or an Agent's Message (as defined Section 2 of the Offer to Purchase), and any other required documents, within three trading days (as described in the Letter of Transmittal for the Offer) after the date hereof.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver a Letter of Transmittal for the Offer or an Agent's Message and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm
Address(es):
(Zip Code)
Area Code and Tel. No.:

Authorized Signature

Name:	Please Type or Print
Title:
Dated:
Signature(s):
NOTE:	DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL FOR THE OFFER.

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GUARANTEE (not to be used for signature guarantee)